Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2014, in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-196039) and related Prospectus of Kona Grill, Inc. dated June 13, 2014.

/s/ Ernst & Young LLP

Phoenix, Arizona

June 13, 2014